                                2,500,000 Shares

                              THE NORTH FACE, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

November __, 1996


Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC
J.P. Morgan Securities Inc.
As Representatives of the
  Several Underwriters
c/o Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     The North Face, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 1,000,000 shares of the Company's Common Stock, $0.0025 par value (the "Common Stock"), and the selling stockholders of the Company named in Schedule II hereto (each, a "Selling Stockholder and together, the "Selling Stockholders") propose to sell to the Underwriters an aggregate of 1,500,000 shares of Common Stock (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by each of the Selling Stockholders are set forth opposite their names in Schedule II hereto. Certain of the Selling Stockholders named in
Schedule III also propose to sell at the Underwriters' option an aggregate of up to 375,000 additional shares of the Company's Common Stock (the "Option Shares"). The Company and the Selling Stockholders are sometimes referred to herein collectively as the "Sellers."

     As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."


                                       1.

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     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (a)  The Company represents and warrants as follows:

              (i) A registration statement on Form S-1 (File No. 333- ________) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein, the exhibits, financial statements and schedules, as finally amended and revised, and any abbreviated registration statement filed pursuant to Rule 462(b) of the Rules and Regulations (a "462(b) Registration Statement"), have heretofore been delivered by the Company to you. Such registration statement, including any 462(b) Registration Statement, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Prospectus shall be deemed to include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Underwriters.

              (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement; each of the subsidiaries of the Company as listed in Exhibit 21.1 to Item 16(a) of the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing or has such other comparable status under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be qualified would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or the Subsidiaries; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, are owned by the Company free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to


                                       2.

convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

              (iii) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all Firm Shares and Option Shares to be sold by the Selling Stockholders have been duly authorized and, as of the Closing Date or the Option Closing Date, as the case may be, (as such dates are hereinafter defined) will be validly issued, fully paid and non-assessable; the portion of the Firm Shares to be issued and sold by the Company have been duly authorized for issuance and sale to the Underwriters and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Except as disclosed in the Prospectus, there are no options to purchase from the Company, nor any preemptive rights or other rights to subscribe for or to purchase from the Company, any securities or obligations convertible into, or any contracts or commitments by the Company to issue or sell, shares of the Company's capital stock or any such options, rights or convertible securities or obligations.

              (iv) The authorized and outstanding capital stock of the Company and the Shares conform with the statements concerning them in the Registration Statement and the Prospectus.

              (v) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

              (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, other than the pro forma financial statements, present fairly the consolidated financial position and results of operations of the Company and Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data and the pro forma financial statements included in the


                                       3.

Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

              (vii) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which is expected to result in any material adverse change in the business or condition of the Company and of the Subsidiaries taken as a whole, except as set forth in the Registration Statement.

              (viii) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement. All real and personal property owned or leased by the Company and the Subsidiaries (A) complies with applicable federal, state, local and foreign statutes, rules, regulations, orders and laws and all covenants, conditions and restrictions, (B) is free from known defects, (C) is in good condition and repair (ordinary wear and tear excepted), and (D) is in a condition suitable for the business of the Company and the Subsidiaries as it is currently being conducted, except where the failure to be in such compliance, to be free from such compliance, to be free from such defects and to be in such condition would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or the Subsidiaries.

              (ix) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except such taxes and assessments as are being contested in good faith, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or the Subsidiaries which might have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or the Subsidiaries.

              (x) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management, or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.


                                       4.

              (xi) Neither the Company nor any of the Subsidiaries is (A) in violation of its certificate of incorporation or bylaws or similar instruments, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, or (C) in violation of any law, order, rule, regulation, injunction or decree of any government, government instrumentality or court, domestic or foreign, of which it has knowledge, except, in the case of (B) and (C), where any such default or violation would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

              (xii) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law or equitable principles, and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles; the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under (A) the certificate of incorporation or bylaws of the Company,
(B) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the property of the Company or any of its Subsidiaries is bound, or (C) any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or over the properties of the Company or any if its Subsidiaries; except, in the case of (B) and (C), where any such default or violation would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

              (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

              (xiv) The Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks, service marks, trade dress or copyrights of any third party, which infringement is material to the business of the Company and the Subsidiaries taken as a whole.


                                       5.

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              (xv)   Deloitte & Touche LLP, who have certified certain of the
financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

              (xvi) There is no contract or document of the Company or any of its Subsidiaries that is required to be described in the Prospectus or filed as an exhibit to the Registration Statement by the Act or by the Rules and Regulations which has not been accurately described in all material respects in the Prospectus or filed as an exhibit.

              (xvii) Each of the Company and the Subsidiaries is conducting business in compliance with all applicable federal, state, local, and foreign laws, rules and regulations of the jurisdictions in which it is conducting business, including without limitation, all applicable federal, state, local and foreign laws and regulations governing employee and labor matters (including minimum wage, worker's compensation and related matters) and environmental matters, except where the failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

              (xviii)    Each of the Company and the Subsidiaries maintains
insurance of types and in amounts the Company deems adequate for their businesses, including but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and liability resulting from the sale of the Company's products and all other risks customarily insured against, all of which insurance is in full force and effect.

              (xix) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or is imminent that might be expected to result in any material adverse change in the condition (financial or otherwise), business, results of operations or prospects of the Company.

              (xx) Neither the Company nor any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of applicable law or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law.

              (xxi) The Common Stock has been approved for quotation on the Nasdaq National Market, and The Company has timely filed a Notice of Listing of Additional Shares with The Nasdaq Stock Market with respect to the Shares.

              (xxii) The Company has not distributed and will not distribute prior to the Closing Date or on any date on which Option Shares are to be purchased, as the case may be, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and other materials permitted by the Act and the Rules and Regulations.


                                       6.

              (xxiii)    The Company has not taken and will not take, directly
or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (xxiv) The Company has not since the filing of the Registration Statement, except in connection with the sale of the Shares of the Company under this Agreement, (A) sold, bid for, purchased, attempted to induce any person to purchase or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay any person any compensation for soliciting another to purchase any other securities of the Company.

              (xxv) The Company is not, and will not on the Closing Date or the Option Closing Date (as such dates are hereinafter defined) be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (xxvi) The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or such Subsidiary or (B) any such executive or key employee is subject to a nondisclosure, noncompete, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or its Subsidiaries.

              (xxvii)    Each of the Company and its Subsidiaries maintains a
system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted principles of accounting and to maintain accountability for assets,
(C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences.

              (xxviii)   The Company currently is not involved in any
discussions or negotiations with respect to any potential acquisition of any third party or parties which, if consummated, would be required to be disclosed in the Prospectus.

          (b) Each of the Selling Stockholders severally represents and warrants as follows:

             (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has the full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody


                                       7.

Agreement and to sell, assign, transfer and deliver the Shares to be sold such Selling Stockholder.

              (ii) This Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements on the part of such Selling Stockholder, enforceable in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law or equitable principles, and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles; the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under (A) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement, instrument or organizational documents to which such Selling Stockholder is a party or by which the property of such Selling Stockholder is bound, or (B) any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body having jurisdiction over such Selling Stockholder or over the properties of such Selling Stockholder; except where any such default or violation would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of such Selling Stockholder.

              (iii) Such Selling Stockholder has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), will have good and valid title to the Firm Shares and the Option Shares to be sold by such Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of and payment for such Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

              (iv) The sale of the Shares to be sold by such Selling Stockholder hereunder and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions herein and therein contemplated and the fulfillment by such Selling Stockholder of the terms hereof and thereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

              (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.


                                       8.

              (vi) To the extent that any statement or omissions made in the Registration Statement, any Preliminary Prospectus, the Propsectus, or any amendment or supplement to any of the foregoing are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus, at the time of filing, conformed in all material respects with the requirements of the Act and the Rules and Regulations, and the Registration Statement and the Prospectus conform and any amendment sor supplements will conform, in all material respects to the requirements of the Act and the Rules and Regulations.

              (vii) Such Selling Stockholder is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has materially adversely affected or may materially adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Option Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement.

              (viii) Such Selling Stockholder has reviewed the representations and warranties contained in Section 1(a) hereof and has no reason to believe that the representations and warranties of the Company contained in Section l(a) are not true and correct.

              (ix) Such Selling Stockholder has reviewed each Preliminary Prospectus, the Prospectus and the Registration Statement and has no reason to believe that the Preliminary Prospectus, at the time of filing, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Selling Stockholder makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

              (x) The Shares represented by certificates under the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Stockholders for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent, irrevocable. The obligations of any Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of a partnership[, corporation or other entity] which is a Selling Stockholder, by the death or incapacity of a Selling Stockholder or by the occurrence of any other event. If any partnership, corporation or other entity should be dissolved, or if any other event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered


                                       9.

by or on behalf of such Selling Stockholder in accordance with the terms and conditions of the Agreement and of the Custody Agreement, and such actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such dissolution, death, incapacity or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, hall have received notice of such death, incapacity, termination, dissolution or other event.

     2. PURCHASE, SALE AND DELIVERY OF THE SHARES. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and Selling Stockholders agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder.


     Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with American Stock Transfer & Trust Company, as custodian (the "Custodian") pursuant to the Custody Agreement executed by each Selling Stockholder for delivery of any Firm Shares and Option Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that any Firm Shares and Option Shares represented by the certificates held in custody for the Selling Stockholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a partnership or corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Option Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

          Payment for the Firm Shares to be sold hereunder by Company is to be made to the order of the Company to an account of the Company designated by notice to the Representatives at least two (2) business days prior to the Closing Date, and payment for the shares to be sold hereunder by the Selling Stockholders is to be made to the order of the Custodian for the account of the Selling Stockholders, in each case in New York Clearing House funds by wire transfer or certified or bank cashier's checks against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters (including without


                                       10.

limitation by "full-fast" electronic transfer by Depository Trust Company). Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the fifth business day after the date of this Agreement or at such other time, date or place not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the third full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, certain of the Selling Stockholders named in Schedule III hereto hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Selling Stockholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Custodian and to each of the Selling Stockholders setting forth the number of the Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by each of the Selling Stockholders listed on Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule III hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three (3) nor later than ten (10) full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 2,500,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the each of the Selling Stockholders for the shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor (including without limitation by "full-fast" electronic transfer by


                                       11.

Depository Trust Company) at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

     3. OFFERING BY THE UNDERWRITERS. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.   COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

          (a) The Company covenants and agrees with the several Underwriters and the Selling Stockholders that:

              (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations,
(B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

              (ii) The Company will advise the Representatives promptly of any request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

              (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or


                                       12.

required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long as the Representatives may reasonably request for distribution of the Shares.

              (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

              (v) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with such law.

              (vi) As soon as practicable, but no later than the Availability Date (as defined below), the Company will make generally available to its security holders earnings statements (which need not be audited) in reasonable detail covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement.

              (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended.

              (viii) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the


                                       13.

Representatives except that the Company may, without such consent, issue shares (i) upon the exercise of options granted pursuant to the 1994 Stock Incentive Plan, the 1995 Stock Incentive Plan, the 1996 Stock Incentive Plan and the 1996 Directors' Stock Option Plan, and (ii) under the 1996 Employee Stock Purchase Plan.

              (ix) The Company will use its best efforts to maintain approval for quotation of the Shares on the Nasdaq National Market.

              (x) The Company will use the net proceeds received from the sale of the Shares by the Company substantially as set forth in the Registration Statement and the Prospectus.

          (b) Each of the Selling Stockholders covenants and agrees with the several Underwriters and the Company that:

              (i) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by such Selling Stockholder without the prior written consent of the Representatives, except under certain circumstances as set forth in each respective lockup agreement signed by such Selling Stockholder, provided that the transferee agrees to be bound by the terms of such agreement.

              (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury
Department regulations in lieu thereof).

     5. COSTS AND EXPENSES. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Power of Attorney, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission, the filing fees and expenses incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholders. Any transfer taxes


                                       14.

imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and in effect and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wilson Sonsini Goodrich and Rosati, P.C., special counsel for the Company and the Selling Stockholders other than Whitney Subordinated Debt Fund, L.P., Whitney 1990 Equity Fund, L.P., and J.H. Whitney & Co. (the "Whitney Entities"), dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

              (i) All of the Shares conform to the description thereof contained in the Prospectus; the form of certificate representing the Company's Common Stock is in due and proper form; and the Shares to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement.

              (ii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceeding with respect thereto has been instituted or is pending or threatened under the Act.



                                       15.

              (iii) The Registration Statement, the Preliminary Prospectus dated October __, 1996, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial and statistical information included therein).

              (iv) The statements under the captions "Risk Factors -- Control by Existing Stockholders; Anti-Takeover Devices," "Risk Factors -- Shares Eligible for Future Sale," "Use of Proceeds," "Dividend Policy," "Management -- Other Agreements," "Management -- Stock Incentive Plans," "Management -- Compensation Committee Interlocks and Insider Participation," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

              (v) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

              (vi) Except as set forth in the Prospectus, such counsel knows of no material legal proceedings pending or threatened (A) against the Company or any of the Subsidiaries or (B) to which the assets of the Company or any of the Subsidiaries may be subject.

              (vii) The execution and delivery of this Agreement and the performance by the Company of its obligations pursuant hereto do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

              (viii) This Agreement has been duly authorized, executed and delivered by the Company.

              (ix) All corporate action necessary by the Company to execute and deliver this Agreement and to perform its obligations pursuant hereto and consummate the transactions contemplated hereby has been taken by the Company, its Board of Directors and its stockholders.

              (x) To the best of such counsel's knowledge, there is no right to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement that has not been effectively satisfied or waived.


                                       16.

              (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws, as to which such counsel need express no opinion) except such as have been obtained or made.

              (xii) This Agreement, the Custody Agreement and the Power of Attorney has been duly executed and delivered on behalf of the Selling Stockholders (other than the Whitney Entities as to which no opinion need be expressed).

              (xiii) Each Selling Stockholder (other than the Whitney Entities as to which no opinion need be expressed) has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the Firm Shares and Option Shares to be sold by such Selling Stockholder.

              (xiv) Assuming that the Underwriters purchase the Shares in good faith and without notice of any adverse claim as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the state of California, the delivery of the Shares by the Selling Stockholders (other than the Whitney Entities as to which no opinion need to be expressed) will pass to the underwriters valid title to such Shares, free and clear of all security interests, liens, encumbrances, equities or other adverse claims.

     In rendering such opinion, Wilson Sonsini Goodrich & Rosati, P.C. may rely as to matters governed by the laws of states of the United States other than Delaware or New York or Federal laws on local counsel in such jurisdictions, provided that in each case Wilson Sonsini Goodrich & Rosati, P.C. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement in such counsel's customary form to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included therein). With respect to such statement, Wilson Sonsini Goodrich & Rosati, P.C. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of____________________, counsel for the Whitney Entities, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:


                                       17.

              (i) This Agreement, the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered on behalf of the Whitney Entities.

              (ii) Each of the Whitney Entities has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the Firm Shares and Option Shares to be sold by such entity.

              (iii) Assuming that the Underwriters purchase the Shares in good faith and without notice of any adverse claim as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the state of New York, the delivery of the Shares by the Whitney Entities will pass to the underwriters valid title to such Shares, free and clear of all security interests, liens, encumbrances, equities or other adverse claims.

          (d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of McGrigor Donald as to matters relating to The North Face (Europe) Limited and Ostler Hoskins & Harcourt as to matters relating to The North Face (Canada), Inc. dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that the respective Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the respective Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of the respective Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or a Subsidiary.

          (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Crosby, Heafey, Roach & May, Professional Corporation, corporate counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

              (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and, to the best of such counsel's knowledge, except as set forth in the Registration Statement (including pursuant to the Credit Facility as defined in the Prospectus), the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

                                       18.

              (ii) The Company has authorized and outstanding capital stock as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus; the authorized shares of its capital stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel's knowledge, were issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws or applicable exemptions therefrom; no preemptive rights of stockholders arising under the Company's certificate of incorporation or bylaws or any instrument, document or other agreement referred to in the Registration Statement or filed as an exhibit thereto or, to the best of such counsel's knowledge, under the statutes, judicial and administrative decisions, or the rules and regulations of the governmental agencies of the State of Delaware exist with respect to any of the Shares or the issue and sale thereof; and, to the best of such counsel's knowledge, except as set forth in the Prospectus, no option, warrant or other right to purchase, agreement or other obligation to issue, or right to convert any obligation into, any share of capital stock or ownership interest in the Company exists or is outstanding.

              (iii) To the best of such counsel's knowledge, there is no pending or threatened legal or governmental proceeding, judgment or order against the Company based upon alleged infringement, dilution, unfair competition or other claim arising from the Company's use of any of the marks identified in the attached schedule (the "Schedule") of trademark registrations and applications.

              (iv) To the best of such counsel's knowledge, (a) all registrations of marks listed in the Schedule are valid registrations effective to the extent respectively provided by the laws of the jurisdictions in which they were issued, (b) there is no pending or threatened legal or governmental proceeding against the Company which seeks to invalidate, oppose or cancel any registrations listed in the Schedule, and (c) there is no judgment or order of a court or governmental agency issued against the Company which has invalidated or canceled any registrations listed in the Schedule.

              (v) To the best of such counsel's knowledge, the Company has not filed any documents in any jurisdiction, or otherwise taken steps, to abandon any of the registrations listed in the Schedule.

              (vi) To the best of such counsel's knowledge, the Company owns all the registrations and applications listed on the Schedule, except for the registrations and applications in Japan and Korea which the Company sold to Kabushiki Kaisha Goldwin as of June 7, 1994.

              (vii) To the best of such counsel's knowledge, the statements in the Prospectus under the caption "Business -- Trademarks and Licensing" (the "Trademark Portion"), insofar as such statements constitute a summary of the Company's marks and licensing status, are in all material respects accurate summaries of the legal matters, documents and proceedings relating to such marks and licensing status described therein.

                                       19.

          In addition to the matters set forth above, such opinion shall also include a statement in such counsel's customary form to the effect that nothing has come to the attention of such counsel which leads them to believe that the Trademark Portions of the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Trademark Portions of the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included therein). With respect to such statement, Crosby, Heafey, Roach & May, Professional Corporation may state that its belief is based upon the procedures set forth therein, but is without independent check or verification.

          (f) The Representatives shall have received from Cooley Godward LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (i), (ii), (iii), and (viii) of Paragraph (b) of this Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware. In rendering such opinion, counsel may rely as to all matters governed other than by the laws of the states of California or Delaware or Federal laws on the opinions of counsel referred to in Paragraphs
(b), (c), (d) and (e) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included therein). With respect to such statement, Cooley Godward LLP may state that its belief is based upon the procedures set forth therein, but is without independent check and verification.

          (g) The Representatives shall have received at or prior to the Closing Date from Cooley Godward LLP, a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

          (h) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from Deloitte & Touche LLP, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representatives on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof to a date not more

                                       20.

than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Representatives.

          (i) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Company signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

              (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission.

              (ii) He or she does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he or she does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

              (iii)  He or she has carefully examined the Registration
Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his or her opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

          (j) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

          (k) The Firm Shares and Option Shares, if any, have been approved for quotation upon official notice of issuance, on the Nasdaq National Market.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Cooley Godward LLP, counsel for the Underwriters.

                                       21.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The obligations of the Company and the Selling Stockholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission.

     8.   INDEMNIFICATION.

          (a) The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, and provided, further, that neither the Company nor any Selling Stockholder will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, damage or liability arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any Preliminary Prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, damage or liability purchased from such Underwriter but was not sent or given a copy of the Prospectus at or prior

                                       22.

to the written confirmation of the sale of such Shares to such person. In no event, however, shall the liability of any Selling Stockholder to the Underwriters under this Agreement exceed the lesser of (i) that proportion of the total losses, claims, damages or liabilities indemnified against equal to the proportion of the total Shares sold hereunder which is being sold by such Selling Stockholder or (ii) the net proceeds received by such Selling Stockholder from the Underwriters in the offering. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders, within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter shall be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding,

                                       23.

any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event that (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentences is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata

                                       24.

allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment therein, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     9. DEFAULT BY UNDERWRITERS. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion in the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent

                                       25.

provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. NOTICES. All communication hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention:
Alexander Daignault; if to the Company or the Selling Stockholders, to The North Face, Inc., 2013 Farallon Drive, San Leandro, California 94577, Attention:
Marsden S. Cason, Chief Executive Officer.

     11. TERMINATION. This Agreement may be terminated by you by notice to the Company and the Selling Stockholders as follows:

          (a) any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. (Baltimore time) on the first business day following the date of this Agreement;

          (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities, on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (c) as provided in Sections 6 and 9 of this Agreement;

                                       26.

          This Agreement also may be terminated by you, by notice to the Company and the Selling Stockholders, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

     12. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     13. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Stockholders and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                                       27.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              THE NORTH FACE, INC.

                              By:________________________________________
                              Name:
                              Title:

                              MARSDEN S. CASON
                              WILLIAM N. SIMON
                              WHITNEY SUBORDINATED DEBT FUND, L.P.
                              WHITNEY 1990 EQUITY FUND, L.P.
                              J.H. WHITNEY & CO.



                              By:________________________________________
                                  Attorney-in-Fact



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

ALEX. BROWN & SONS INCORPORATED



___________________________________

As Representatives of the several
Underwriters listed on Schedule I

By:  Alex. Brown & Sons Incorporated


By:________________________________
     Authorized Officer

                                       28.

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                         Underwriter                Number of Firm Shares
                         -----------                    to be Purchased
                                                    ----------------------

           Alex. Brown & Sons Incorporated . . .

           Hambrecht & Quist LLC . . . . . . . .

           J.P. Morgan Securities Inc. . . . . .








                         Total . . . . . . . . . . . . . . . . . . . . 2,500,000
                                                                       ---------
                                                                       ---------

                                       29.

                                   SCHEDULE II

                        SCHEDULE OF SELLING STOCKHOLDERS


                                  MAXIMUM NUMBER OF
           NAME OF SELLER       FIRM SHARES TO BE SOLD
           --------------       ----------------------

           Marsden S. Cason                140,000

           William N. Simon                140,000

           Whitney 1990 Equity             728,873
           Fund, L.P.

           Whitney Subordinated            308,909
           Debt Fund, L.P.

           J.H. Whitney & Co.              182,218
                                           -------

                Total                    1,500,000
                                         ---------
                                         ---------

                                       30.

                                  SCHEDULE III

                            SCHEDULE OF OPTION SHARES
                                                            PERCENTAGE OF TOTAL
                                    MAXIMUM NUMBER OF          SOLD NUMBER OF
        NAME OF SELLER          OPTION SHARES TO BE SOLD         OPTION SHARES
        --------------          ------------------------     -------------------

     Whitney 1990 Equity Fund,                224,039           59.7%
     L.P.

     Whitney Subordinated Debt                 94,952           25.3%
     Fund

     J.H. Whitney & Co.                        56,009           15.0%
                                        -------------          ------

                Total                         375,000          100.00%
                                        =============          ======

                                       31.